                                1,900,000 Shares
                                  Common Stock

                                   MGi2, INC.
                            (a Delaware corporation)


                             UNDERWRITING AGREEMENT


                                 April ___, 2000


Capital West Securities, Inc.
One Leadership Square, 2nd Floor
211 North Robinson
Oklahoma City, Oklahoma 73102

Ladies and Gentlemen:

         MGi2, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with Capital West Securities, Inc. ("Capital West") and additional underwriters for whom Capital West is acting as managing underwriter (along with Capital West, each an "Underwriter and, collectively, the "Underwriters") as follows.

1. DESCRIPTION OF SHARES. The Company proposes to issue and sell 1,900,000 shares (the "Firm Shares") of its authorized and unissued common stock, $.01 par value (the "Common Stock"), to the Underwriters. The Company also proposes to grant to the Underwriters an option to acquire an additional 285,000 shares of common stock (the "Option Shares") for the purpose of covering over-allotments in connection with the sale of the Firm Shares as provided in paragraph 8 hereof. Prior to the execution hereof, the Company has granted to Capital West a warrant to acquire an additional 190,000 shares of Common Stock (the "Warrant Shares") pursuant to the terms of a Warrant Agreement, dated March 28, 2000, by and between the Company and Capital West ("Warrant Agreement"). As used in this Agreement, the term "Shares" includes the Firm Shares, the Option Shares, the Warrant Shares, and, if the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act") registering additional shares of Common Stock, such additional shares of Common Stock.

2. REPRESENTATIONS, WARRANTIES, AND AGREEMENTS OF THE COMPANY. The Company represents and warrants to, and agrees with, each Underwriter, as follows:

         2.1 REGISTRATION STATEMENT. A registration statement on Form N-2 (File No. 333-95905 with respect to the Shares, including a prospectus subject to completion, has been carefully and accurately prepared by the Company in conformity with the requirements of the Securities Act and the applicable rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act and the Investment Company Act of 1940, as amended (the

                  "Investment Company Act") (the Securities Act and the Investment Company Act are collectively, the "Acts"), and such registration statement has been filed with the Commission. Such amendments to such registration statement and such amended prospectuses subject to completion, as may have been required prior to the date hereof have been similarly prepared and filed with the Commission. The Company will file such additional amendments to such registration statement and such amended prospectuses subject to completion, as may hereafter be required. Copies of the Registration Statement and any amendments and of each related prospectus subject to completion have been delivered to the Company.

                  2.1.1 REGISTRATION STATEMENT DEFINED. The term "Registration Statement" as used in this Agreement means the registration statement described in paragraph 2.1 above including financial statements, schedules and exhibits, in the form in which it became or becomes, as the case may be, effective (including, if the Company omitted information from the registration statement pursuant to Rule 430A(a) of the Rules and Regulations, the information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Rules and Regulations) and, in the event of any amendment thereto after the effective date of such registration statement, shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended. If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering additional shares of Common Stock (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

                  2.1.2 PROSPECTUS DEFINED. The term "Prospectus" as used in this Agreement means the prospectus relating to the Shares as included in the Registration Statement at the time it becomes effective (including, if the Company omitted information from the Registration Statement pursuant to Rule 430A(a) of the Rules and Regulations, the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A(b) of the Rules and Regulations). Notwithstanding the foregoing sentence, if any revised prospectus is provided to the Underwriters by the Company for use in connection with the offering of the Shares that differs from the Prospectus on file with the Commission at the time the Registration Statement became or becomes, as the case may be, effective (whether or not such revised prospectus is required to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" will refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use.

         2.2 462(b) REGISTRATION STATEMENT. If requested by Capital West, the Company shall file a Rule 462(b) Registration Statement with the Commission registering shares of Common Stock in compliance with Rule 462(b) by 5:30 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such

                  Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

         2.3 CERTAIN AMENDMENTS. If the Registration Statement has been declared effective under the Acts by the Commission, the Company will prepare and promptly file with the Commission the information omitted from the Registration Statement pursuant to Rule 430A(a) of the Rules and Regulations or as part of a post-effective amendment to the Registration Statement (including a final form of Prospectus). If the Registration Statement has not been declared effective under the Acts by the Commission, the Company will prepare and promptly file a further amendment to the Registration Statement, including a final form of Prospectus.

         2.4 PRELIMINARY PROSPECTUS. The Commission has not issued any order preventing or suspending the use of any preliminary prospectus or instituted proceedings for that purpose, and each such preliminary prospectus has conformed in all material respects to the requirements of the Acts and the Rules and Regulations.

         2.5 COMPLIANCE WITH THE ACTS. Each preliminary prospectus, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (a) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
                  (b) will comply in all material respects with the Acts. At the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up, to and on the Closing Date (as defined in paragraph 3.3 hereof) and on any later date on which Option Shares are to be purchased, (i) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained and will contain all material information required to be included therein by the Acts and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and (ii) neither the Registration Statement nor the Prospectus, nor any amendments or supplements thereto, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         2.6 COMPLIANCE WITH EXCHANGE ACT. The Company has, at its expense, carefully and accurately prepared, in conformity with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a Form 8-A registration statement ("Form 8-A"), and such Form 8-A has been filed with the Commission in order for the Company to be a reporting person under the Exchange Act. The Company is in compliance with the requirements of the Exchange Act, and all rules and regulations promulgated thereunder, and neither the Company nor any of its employees, directors, stockholders, or affiliates (as defined by the Rules and Regulations) of any of the foregoing) have taken or will take, directly or indirectly, any action designed to, or which has constituted or which might be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

         2.7 ORGANIZATION. The Company and its Subsidiary (as such term is defined in Rule 405 under the Securities Act), McFarland, Grossman & Company, Inc., a Texas corporation ("MGCO"), have been duly incorporated and are validly existing as corporations in good standing under the laws of the jurisdiction of their respective organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement. Each of the Company and its Subsidiary are duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its Subsidiaries considered as a whole.

         2.8 ABILITY TO CONDUCT BUSINESS. The Company and its Subsidiaries are in possession of, and operating in compliance with, all authorizations, licenses, certificates, consents, orders and permits from state, federal, foreign and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of its charter or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, or any material lease, contract, joint venture, or other agreement or instrument to which it is a party or by which its property is bound or in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any government, governmental agency or body or court, domestic or foreign, except such failures to comply as would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries considered as a whole. The disclosures in the Registration Statement concerning the effects of federal, state and local regulation on the business of the Company and its Subsidiary, as currently conducted and as contemplated, are correct in all material respects and do not omit to state a material fact.

         2.9 AUTHORITY. The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement and the Warrant Agreement have been duly authorized, executed and delivered by the Company and are valid and binding agreements on the part of the Company, enforceable in accordance with their respective terms, except as rights to indemnification and contribution hereunder and thereunder may be limited by applicable law and except as the enforcement hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, or by general equitable principles. The performance of this Agreement and the Warrant Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) any material indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, or any material lease, contract, joint venture or other agreement or instrument to which the Company is a party or by which the property of the Company is bound including any licenses from third parties, or (b) the charter and bylaws of the Company or its Subsidiaries, or (c) any law, order, rule, regulation, writ, injunction, judgment or decree of any government or governmental agency or body or court, domestic or foreign, having jurisdiction over the Company or its Subsidiaries or over the properties of the Company or its Subsidiary, except for breaches, violations or defaults that individually or in the aggregate, would not have a material adverse effect on the Company. No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions in this Agreement or the Warrant Agreement contemplated, except such as may be required under the Acts, the Exchange Act, or under state or other securities or Blue Sky laws, all of which requirements have been satisfied in all material respects. Except as disclosed in the Prospectus and except for restrictions which arise in the ordinary course under the Investment Company Act (none of which are expected by the Company to have a material adverse effect on the Company), to the best of our knowledge after due inquiry, there are no restrictions, limitations or regulations which materially and adversely affect the ability of the Company to conduct its business as described in the Prospectus.

         2.10 INVESTMENT COMPANY ACT. Subject to the matters for which the Company is seeking SEC approval or relief all of which are described in the Prospectus, the operations of the Company and its Subsidiaries are in compliance in all material respects with the provisions of the Investment Company Act applicable to business development companies and the rules and regulations of the Commission thereunder, except as will not result, individually or in the aggregate, in a material adverse effect on the Company and its Subsidiaries, taken as a whole. The Company is currently organized and operated in conformance with the requirements of the Investment Company Act applicable to business development companies, except as otherwise described in the Prospectus.

         2.11 BUSINESS DEVELOPMENT COMPANY. The Company has elected to be regulated as a business development company under the Investment Company Act and has not withdrawn that election, and the Commission has not ordered that such election be withdrawn nor to the best of the Company's knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the Commission. All required action has or will have been taken by the Company under the Acts, the Exchange Act, and the Rules and Regulations thereof to make the public offering and consummate the sale of the Shares as provided in this Agreement.

         2.12 LITIGATION. Except as disclosed in the Registration Statement or the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or threatened, against or affecting the Company or its Subsidiaries which (a) is required to be disclosed in the Registration Statement or the Prospectus or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiary considered as one enterprise, or which might materially and adversely affect the properties or assets thereof; or (b) which might be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement. All pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the Company's business, could not reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business properties of the Company and its Subsidiaries considered as one enterprise.

         2.13 CONTRACTS. There are no contracts or documents of the Company or its Subsidiaries which are required to be described in the Registration Statement or the Prospectus, or to be filed as exhibits thereto, by the Act or by the Rules and Regulations which have not been accurately described in all material respects and filed as exhibits to the Registration Statement. The contracts so described in the Prospectus are in full force and effect on the date hereof. Neither the Company nor any of its Subsidiaries is in material breach of or material default under, and, to the Company's knowledge, no other party is in material breach of or material default under, any of such contracts.

         2.14 CAPITAL STOCK. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal, state and foreign securities laws, were not issued in violation of, or subject to, any preemptive rights or other rights to subscribe for or purchase securities (other than such preemptive rights or other rights to subscribe for or purchase securities as were fully complied with or expressly waived or with respect to the violation of which the right to make claim is barred by the applicable statute of limitations). The authorized and outstanding capital stock of the Company conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company). Except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company, have been granted or entered into by the Company, as the case may be, with respect to any of the Company's securities.

         2.15 AUTHORIZATION OF SHARES. The Shares to be purchased from the Company hereunder have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable. The Warrant Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of the Warrant Agreement and the warrant to be granted to the Underwriters under the Warrant Agreement (the "Underwriters' Warrant"), will be duly and validly issued and fully paid and nonassessable. No preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any of the Shares or the Warrant Shares, or the issuance and sale thereof other than those that have been expressly waived prior to the date hereof and those that will automatically expire upon the consummation of the transactions contemplated on the Closing Date. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale or transfer of the Shares except as may be required under the Act, the Exchange Act or under state or other securities or Blue Sky laws. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company (including the notes thereto) included in the Prospectus, the Company has no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. The shares of Common Stock reserved for issuance upon exercise of the Company's outstanding options and warrants have been duly and validly authorized and are sufficient in number to meet the exercise requirements of such options and warrants.

         2.16 FINANCIAL STATEMENTS. Arthur Andersen LLP, which has examined the financial statements (together with related schedules and notes) of the Company filed with the Commission as a part of the Registration Statement and which are included in the Prospectus, are independent accountants within the meaning of the Act and the Rules and Regulations. The audited financial statements of the Company, together with the related schedules and notes, and the unaudited financial information, forming part of the Registration Statement and Prospectus, fairly present the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply. All audited financial statements, together with the related schedules and notes, and the unaudited financial information, filed with the Commission as part of the Registration Statement, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein. The selected and summary financial data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included in the Registration Statement.

         2.17 NO ADVERSE MATERIAL CHANGE. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business; (b) there have been no transactions entered into by the Company other than those in the ordinary course of business, which are material with respect to the Company; (c) there has been no obligation that is material to the Company, direct or contingent, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business; (d) there has been no change in the capital stock of the Company;
                  (e) there has been no change in the outstanding indebtedness of the Company which is material to the Company; (f) there has been no dividend or distribution of any kind declared, paid or made by the Company on behalf of any class of its respective capital stock; or (g) there has been no change in any federal, state, foreign or other laws, rules, or regulations (or interpretations thereof) applicable to the business of the Company that would have a material adverse effect on the Company, and, to the knowledge of the Company, no such change is pending other than as described in the Prospectus.

         2.18 PROPERTY; VALIDITY OF AGREEMENTS. Except as described in the Prospectus, (a) the Company and its Subsidiaries have good and marketable title to all properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions of any kind or those not material, individually or in the aggregate, to the business of the Company and its Subsidiaries considered as a whole; (b) the agreements to which the Company is a party described in the Prospectus are valid agreements, enforceable by the Company, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles; and (c) the Company has valid and enforceable leases for the properties described in the Prospectus as leased by it except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

         2.19 TAX RETURNS; PAYMENTS. All federal, state, local and foreign tax returns required to be filed by the Company or its Subsidiaries in any jurisdiction have been filed. All material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from the Company or any of its Subsidiaries have been paid other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest. Adequate charges, accruals and reserves have been provided for in the financial statements referred to in paragraph 2.16 above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities.

         2.20 LABOR MATTERS. No labor dispute with the employees of the Company or any of its Subsidiaries exists or is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, contractors or customers which might be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise. No collective bargaining agreement exists with any of the Company's employees and, to the Company's knowledge, no such agreement is imminent.

         2.21 INTELLECTUAL PROPERTY. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in connection with the business now operated by them. Neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights or of any facts or circumstances which would render any patent and proprietary rights invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy singly or in the aggregate, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and any of its Subsidiaries considered as one enterprise.

         2.22 COMPLIANCE WITH LAWS. The Company and its Subsidiaries are in compliance in all material respects with all applicable laws, statutes, ordinances, rules or regulations, the enforcement of which, individually or in the aggregate, would be reasonably expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

         2.23 AMEX LISTING. The Common Stock has been approved for listing on the American Stock Exchange, Inc., subject to official notice of issuance.

         2.24 OFFERING MATERIALS. The Company has not distributed and will not distribute prior to the Closing Date or on any date on which Option Shares are to be purchased, as the case may be, any offering material in connection with the offering and sale of the Shares other than the Prospectus, the Registration Statement and other materials permitted by the Acts.

         2.25 PROHIBITED PAYMENTS. The Company has not at any time during the last five years (a) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (b) made any payment to any foreign, federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

         2.26 SELLING PRACTICES. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares. The Company has not effected any sales of securities required to be disclosed in Form N-2 under the Acts, other than as disclosed in the Registration Statement.

         2.27 LOCK-UP AGREEMENTS. The Company has agreed in writing not to offer to sell, sell short, pledge, hypothecate or otherwise sell or dispose of any shares of Common Stock of the Company, or to issue any option or warrants to purchase any shares of Common Stock of the Company or any securities convertible into or exchangeable for shares of Common Stock without the prior written consent of Capital West, for a period expiring one hundred-eighty (180) days after the effective date of the Registration Statement, except (a) the Company may grant options under the Company's 2000 Stock Plan pursuant to its terms and as described in the Prospectus, (b) the Company may issue Option Shares pursuant to the over-allotment option as described in paragraph 8 hereof, and (c) the Company may issue Warrant Shares pursuant to the Warrant Agreement. Each officer and director of the Company, each member of the advisory board of the Company, and the Other Stockholders (as defined below) have agreed in writing not to offer to sell, contract to sell, sell short, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any shares of Common Stock of the Company, any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into or exchangeable for shares of the Common Stock owned directly by such person or with respect to which such person has the power of disposition without the prior written consent of Capital West, for a period expiring three years after the effective date of the Registration Statement, except after the expiration of one year from the effective date of the Registration Statement (a) each officer, director, and each Other Stockholder may sell or otherwise dispose of up to 10% of the shares of Common Stock owned by such person or entity,(b) if the market price per share of Common Stock is at least two times the initial public offering price per share of Common Stock for a period of 20 consecutive trading days at any time after such year, then each officer, director, and each other stockholder may dispose of any or all shares of Common Stock owned by such person or entity subject to applicable securities laws, and (c) the lock-up agreement will terminate with respect to each non-employee director of the Company and each member of the advisory board of the Company. For purposes of this Agreement, the term "Other Stockholders" means Cary M. Grossman, the Grossman Family Limited Partnership, and Clifford E. McFarland.


         2.28 ENVIRONMENTAL COMPLIANCE. Except as described in the Registration Statement, (a) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign laws or regulations relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Environmental Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Environmental Materials (collectively, the "Environmental Laws"), except such violations as would not, singly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiary considered as one enterprise, and (b) there are no events or circumstances that could form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or its Subsidiaries relating to any Environmental Materials or the violation of any Environmental Laws, which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

         2.29 INTERNAL CONTROLS. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as in effect in the United States and to maintain asset accountability; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         2.30 TRANSACTIONS WITH AFFILIATES. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus. Neither the Company nor any employee or agent of the Company has made any payment or transfer of any funds or assets of the Company or conferred any personal benefit by use of the Company's assets, or received any funds, assets or personal benefit in violation of any law, rule or regulation.

         2.31 TRANSFER TAXES. On the Closing Date and upon delivery of the Option Shares, as applicable, all transfer and other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to the Underwriters will have been paid by the Company.

         2.32 ERISA COMPLIANCE. The Company does not currently have, and has never had, any pension plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder and/or the equivalent of such legislation in Canada ("ERISA"). No "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability. The Company has not incurred, and does not expect to incur, liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (b) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"). Each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

         2.33 OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3. PURCHASE, SALE, AND DELIVERY OF SHARES. On the basis of the representations and warranties contained in this Agreement and subject to the terms and conditions herein set forth, at the Closing Date (as defined below) the Company agrees to sell to each Underwriter, severally, and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, respectively, at a purchase price per share of $________ [PURCHASE PRICE = OFFERING PRICE - 9%] per Share, the number of Shares set forth in Schedule "1" hereto (subject to adjustment as provided in paragraph 11) ("Purchased Shares"):

         3.1 DELIVERY OF CERTIFICATES. On the Closing Date the Company will deliver to the Underwriters definitive certificates for the Purchased Shares to be purchased by the Underwriters pursuant to this paragraph 3 upon payment of the purchase price therefor by the several Underwriters. The certificates for the Purchased Shares to be so delivered will be made available to Capital West at the offices of Capital West Securities, Inc., 211 N. Robinson, 2nd Floor, One Leadership Square, Oklahoma City, Oklahoma 73102 (the "Capital West Offices") or at such other place as shall be agreed upon by the Underwriters and the Company. The certificates for the Purchased Shares to be so delivered will be made available to Capital West at the Capital West Offices or at such other location as Capital West may reasonably request for checking at least one business day prior to the Closing Date and will be in such names and denominations as Capital West may request. If the Underwriters so elect, delivery of the Purchased Shares may be made by credit through full fast transfer to the accounts at Depository Trust Company designated by the Underwriters.

         3.2 PAYMENT OF PURCHASE PRICE. The purchase price for the Purchased Shares to be purchased by the Underwriters pursuant to this paragraph 3 will be payable by certified or official bank check in next day funds, payable to the order of the Company. It is understood that Capital West, individually and not as representative of the several Underwriters, may (but shall not be obligated to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose check or checks shall not have been received by Capital West prior to the Closing Date for the Purchased Shares to be purchased by such Underwriter or Underwriters. Any such payment by Capital West shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

         3.3 CLOSING DATE. Delivery of the definitive certificates by the Company and payment of the purchase price of the Underwriter will occur at the Capital West Offices or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:30 a.m. (Oklahoma City time) on the fourth business day following the effective date of the Registration Statement (or at such time and date to which payments and delivery shall have been postponed pursuant to paragraph 11), such time and date of payment and delivery being herein called the "Closing Date."

         3.4 OFFERING. After the Registration Statement becomes effective, the several Underwriters intend to offer the Purchased Shares to the public as set forth in the Prospectus.

         3.5 INFORMATION PROVIDED BY UNDERWRITERS. The information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters) and under "Underwriting" in any preliminary prospectus and in the final form of Prospectus filed pursuant to Rule 424(b) constitutes the only information furnished by the Underwriters to the Company for inclusion in any preliminary prospectus, the Prospectus or the Registration Statement. Capital West, on behalf of the respective Underwriters, represents and warrants to the Company that the statements made therein do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such statements, in the light of the circumstances in which they were made, not misleading.

4. FURTHER COVENANTS OF THE COMPANY. The Company covenants with each of Underwriters as follows:

         4.1 EFFECTIVE REGISTRATION STATEMENT. The Company will cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective as promptly as possible (other than any Rule 462(b) Registration Statement to be filed by the Company, which if filed after the effectiveness of this Agreement will become effective no later than 4:30 p.m., Houston, Texas time, on the date of this Agreement). The Company will notify Capital West, promptly after it shall receive notice thereof, of the time when (a) the Registration Statement or any subsequent amendment to the Registration Statement has become effective or (b) any supplement to the Prospectus has been filed, and (c) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective.

         4.2 ADDITIONAL INFORMATION. If the Company omitted information from the Registration Statement at the time it was originally declared effective in reliance upon Rule 430A(a) of the Rules and Regulations, the Company will provide evidence satisfactory to Capital West that the Prospectus contains such information and has been filed, within the time period prescribed, with the Commission pursuant to subparagraph (1) or (4) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to such Registration Statement as originally declared effective which is declared effective by the Commission. If for any reason the filing of the final form of Prospectus is required under Rule 424(b)(3) of the Rules and Regulations, the Company will provide evidence satisfactory to Capital West that the Prospectus contains such information and has been filed with the Commission within the time period prescribed. The Company will notify Capital West promptly of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information.

         4.3 AMENDMENTS AND SUPPLEMENTS. Promptly upon Capital West's request, the Company will prepare and file with the Commission any amendments or supplements to the Registration Statement or Prospectus which, in the opinion of counsel for the several Underwriters, may be necessary or advisable in connection with the distribution of the Shares by the Underwriters. The Company will promptly prepare and file with the Commission, and promptly notify Capital West of the filing of, any amendments or supplements to the Registration Statement or Prospectus which may be necessary to correct any statements or omissions, if, at any time when a prospectus relating to the Shares is required to be delivered under the Acts, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Shares as then in effect would include any untrue statement of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement in connection with the sale of the Shares, the Company will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of
                  Section 10(a)(3) of the Act. The Company will file no amendment or supplement to the Registration Statement or Prospectus which shall not previously have been submitted to Capital West a reasonable time prior to the proposed filing thereof or to which Capital West shall reasonably object in writing, subject, however, to compliance with the Acts, the Rules and Regulations thereunder and the provisions of this Agreement.

         4.4 STOP ORDERS. The Company will advise Capital West, promptly after it shall receive notice or obtain knowledge thereof of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose. The Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

         4.5 BLUE SKY QUALIFICATION. The Company will use its best efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as Capital West may designate and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Shares. Notwithstanding the foregoing, the Company will not be required to submit to the general jurisdiction of any State. In each jurisdiction in which the Shares shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be reasonably required by the laws of such jurisdiction.

         4.6 COPIES OF REGISTRATION STATEMENT AND PROSPECTUS. The Company will furnish Capital West, as soon as available, copies of the Registration Statement (three of which will be signed and which will include all exhibits), each preliminary prospectus, the Prospectus and any amendments or supplements to such documents, including any prospectus prepared to permit compliance with Section 10(a)(3) of the Act, all in such quantities as Capital West may from time to time reasonably request.

         4.7 EARNINGS STATEMENT. The Company will make generally available to its stockholders as soon as practicable, but in any event not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement (which will be in reasonable detail but need not be audited) complying with the provisions of Section 11(a) of the Act and covering a 12-month period beginning after the effective date of the Registration Statement.

         4.8 REPORTS TO STOCKHOLDERS AND UNDERWRITERS. The Company will furnish to its stockholders, as soon as practicable after the end of each respective period, annual reports (including consolidated financial statements audited by independent certified public accountants) and unaudited consolidated quarterly reports of operations for each of the first three quarters of the fiscal year. For a period of five years after the effective date of the Registration Statement, the Company will furnish to the several Underwriters hereunder, upon request (a) concurrently with furnishing such annual and quarterly reports to its stockholders, consolidated statements of operations of the Company for each of the first three quarters in the form furnished to the Company's stockholders;
                  (b) concurrently with furnishing to its stockholders, a consolidated balance sheet of the Company as of the end of such fiscal year, together with consolidated statements of operations, of stockholders' equity, and of cash flows of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of independent accountants; (c) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the National Association of Securities Dealers, Inc. ("NASD"); (d) every material press release and every material news item or article in respect of the Company or its affairs which was released or prepared by the Company (excluding, in each case customary product-related press releases and articles); and (e) any additional information of a public nature concerning the Company, or its business which Capital West may reasonably request. For a period of five years from the date of the Registration Statement, the Company will furnish to Capital West and, upon request, to each of the other Underwriters, as soon as available, a copy of each report of the Company mailed to holders of the Common Stock or publicly filed with the Commission or any automated quotation system or national securities exchange on which any class of securities of the Company is listed. The Company will in a timely manner file reports with the Commission pursuant to and as required by the Exchange Act. As long as the Company is a business development company under the Investment Company Act, the Company will file, in a timely manner, all reports with the Commission pursuant to, and as required by, the Investment Company Act.

         4.9 PROCEEDS. The Company will apply the net proceeds from the sale of the Shares being sold by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

         4.10 TRANSFER AGENT AND REGISTRAR. The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

         4.11 EXPENSES OF UNDERWRITERS. If the transactions contemplated hereby are not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed hereunder or to fulfill any condition of the Underwriters' obligations hereunder, or if this Agreement is terminated under paragraphs 11 or 12, the Company will reimburse the several Underwriters for all out-of-pocket accountable expenses (including reasonable fees and disbursements of counsel for the several Underwriters) actually incurred by the Underwriters in investigating, preparing to market or marketing the Shares.

         4.12 CERTAIN PRESS RELEASES. If at any time during the 90-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in Capital West's opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from Capital West advising the Company to the effect set forth above, forthwith prepare, consult with Capital West concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to Capital West, responding to or commenting on such rumor, publication or event.

         4.13 NO REGISTRATION OF PLAN SHARES. During a period of 30 days from the effective date of the Registration Statement, the Company will not file a registration statement registering shares under any employee benefit plan.

         4.14 UNDERTAKINGS. The Company will comply with all provisions of all undertakings contained in the Registration Statement.

5.       This Paragraph Intentionally Left Blank.

6.       EXPENSES.

         6.1 PAYMENT. The Company agrees with each Underwriter that the Company will pay and bear all costs and expenses in connection with (a) the preparation, printing, filing and mailing of the Registration Statement and prospectus in its preliminary and final forms and any amendments thereto; (b) listing the Company's Common Stock, including the Shares with the American Stock Exchange, Inc. or the NASDAQ National Market System or Small Cap Market; (c) the printing and mailing of this Agreement and related documents; (d) the issuance, transfer and delivery of the Shares; (e) the qualification, if required, of the Shares under securities laws of those states in which the Company and Capital West agree to offer the Shares, including the costs of printing and mailing the "Blue Sky" surveys and the disbursement and fees of counsel to the Underwriters retained to qualify the Shares in the various states and to prepare "Blue Sky" surveys if necessary; and (f) the Company's travel in connection with informational meetings for the brokerage community and institutional investors. The Company shall reimburse Capital West for all reasonable fees, expenses and costs (including but not limited to, Capital West's counsel) incurred by Capital West relating to qualifying the Shares under the various state Blue Sky statutes.

         6.2 EXPENSE ALLOWANCE. Capital West shall receive from the Company, for itself and not as representative of the Underwriters, a nonaccountable expense allowance equal to 2 1/2% of the aggregate public offering price of Shares sold to the Underwriters in connection with the offering, reduced by any amounts advanced by the Company to Capital West pursuant to the terms of the Letter of Understanding dated December 22, 1999. The Company shall pay to Capital West the balance of the nonaccountable expense allowance on the Closing Date.

7. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for Shares as provided herein shall be subject to the accuracy, as of the date hereof and the Closing Date and any later date on which Option Shares are to be purchased (the "Option Closing Date"), as the case may be, of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

         7.1 EFFECTIVE REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Acts not later than 4:30 p.m., Houston, Texas time on the date hereof, or with the consent of the Underwriters, at a later time and date, not later, however, than 4:30 p.m., Houston, Texas time on the first business day following the date hereof, or at such later time and date as may be approved by a majority in interest of the Underwriters. No stop order suspending the effectiveness of the Registration Statement shall have been issued under either of the Acts or proceedings therefor initiated or threatened by the Commission and any request on the part of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Shares and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and prior to the Closing Date the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

         7.2 BLUE SKY QUALIFICATION. Qualification under the securities laws of such states as Capital West may deem necessary to the success of the underwriting of the issue and sale of the Shares upon the terms and conditions set forth in this Agreement or contemplated by this Agreement and containing no provisions unacceptable to Capital West will have been secured, and no stop order (or the equivalent thereof) will be in effect denying or suspending effectiveness of such qualification, nor will any stop order proceedings (or the equivalent thereof) with respect thereto be instituted or pending or threatened under such laws.

         7.3 DOCUMENTS; PROCEEDINGS. At the Closing Date and the Option Closing Date, if any, (a) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated herein and related proceedings or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and (b) all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

         7.4 NO MATERIAL ADVERSE CHANGE. There shall not have been, since the date or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any change in the condition (financial or otherwise), earnings, operations, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business which, in Capital West's sole judgment, is material and adverse and that makes it, in Capital West's sole judgment, impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus.

         7.5 OFFICER'S CERTIFICATE. The Underwriters shall have received a certificate of the President or Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Date, to the effect that (a) there has been no material adverse change as described in paragraph 7.4 above; (b) the representations and warranties in paragraph 2 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (c) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; and (d) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission or any blue sky jurisdiction.

         7.6 DELIVERIES. At the Closing Date, the Underwriters shall have received:

                  7.6.1 OPINION OF COMPANY COUNSEL. The opinion, dated as of the Closing Date of Andrews & Kurth L.L.P. and/or Sutherland, Asbill & Brennan, L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the following effect:

                           (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

                           (b)      The Company has corporate power and
                                    authority to own, lease and operate its
                                    properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement, the Warrant Agreement, and any Lock-up Agreement between any Underwriter and the

                                    Company, and to issue, sell and deliver to the Underwriters the Firm Shares, the Option Shares, and the Warrant Shares, as the case may be, to be issued and sold by it hereunder or pursuant to the Warrant Agreement;

                           (c) The Company is duly qualified to do business as a foreign corporation and is in good standing in specified jurisdictions where such qualification is required as a result of the location of its properties or nature of its business makes qualification necessary, except where failure to qualify as a foreign corporation would not have a material adverse effect on the Company;

                           (d) At the Closing Date, after giving effect to the sale of the Purchased Shares, the authorized capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein; the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of any preemptive right contained in the charter or bylaws of the Company or, to our knowledge after due inquiry, any co-sale right, registration right, right of first refusal or other similar right (other than such preemptive rights or other rights to subscribe for or purchase securities as were fully complied with or expressly waived or with respect to the violation of which the right to make a claim is barred by the applicable statute of limitation);

                           (e) The Firm Shares and the Option Shares have been duly and validly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive right under the charter or bylaws of the Company or, to our knowledge after due inquiry, any co-sale right, right of first refusal or other similar right. The stockholders of the Company do not have any preemptive rights under the charter or bylaws of the Company to purchase any of the Shares and, to our knowledge, after due inquiry, there are no contractual preemptive rights in favor of the stockholders of the Company to purchase the Shares.

                           (f) The Warrant Shares reserved for issuance upon the exercise of the Warrant Agreement have been duly and validly authorized and are sufficient in number to meet the exercise requirements thereof, and such Warrant Shares, when issued upon exercise, will be duly and validly issued, fully paid (assuming exercise in accordance with the Warrant Agreement and receipt by the Company of the exercise price thereof) and nonassessable;

                           (g) The shares of Common Stock reserved for issuance upon the exercise of the Company's outstanding options have been duly and validly authorized and are sufficient in number to meet the exercise requirements of such options, and such shares of Common Stock, when issued upon exercise, will be duly and validly issued, fully paid (assuming exercise in accordance with the governing instruments therefor and receipt by the Company of the exercise price thereof) and nonassessable;

                           (h) The issuance of the Warrant Shares to be purchased under the Warrant Agreement, and the shared to be purchased pursuant to the Company's outstanding options are not subject to any preemptive right under the charter or bylaws of the Company, and, to our knowledge after due inquiry, no co-sale right, right of first refusal, or any other similar rights arising by operation of law or otherwise;

                           (i) Each Subsidiary of the Company, including MGCO has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, and is duly qualified as a foreign corporation to transact business and is in good standing in every jurisdiction in which, to our knowledge after due inquiry, the Subsidiary's business requires such qualification; all of the issued and outstanding capital stock of each such Subsidiary have been duly authorized and validly issued, is fully paid and nonassessable and is, to our knowledge after due inquiry, owned by the Company.

                           (j) This Agreement and the Warrant Agreement have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Underwriters, are valid and binding agreements of the Company, except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles, and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or any general equitable principles;

                           (k) The Registration Statement has been declared effective under the Acts, and the related Form 8-A has been declared effective under the Exchange Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) and no stop order suspending the effectiveness of the Registration Statement has been issued under either of the Acts or proceedings therefor have been initiated or are pending or threatened by the Commission;

                           (l) The Registration Statement, Prospectus and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Acts and the applicable Rules and Regulations;

                           (m) The terms and provisions of the capital stock of the Company conform in all material respects to the description thereof contained in the Prospectus under the caption "Description of Capital Stock;"

                           (n) To their knowledge after due inquiry, there are no outstanding options, warrants, convertible securities, or other rights to acquire from the Company any capital stock, except as described in the Registration Statement;

                           (o) Except as set forth in the Prospectus, there is not, to their knowledge after due inquiry, pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any of its Subsidiaries is a party, or to which the property of the Company or its Subsidiaries is subject, before or brought by any court or government agency or body, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and each of its Subsidiaries considered as one enterprise, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of this Agreement or the performance by the Company of its obligations hereunder;

                           (p) The information in the Prospectus under the captions "Risk Factors," We are subject to government regulation because of our status as a business development company, "-The securities in which we invest are generally illiquid and we may not be able to sell our investments," "-transactions with affiliates may be limited," "Business-Governmental Regulation," "Investment Company Act Regulations," "Management-2000 Stock Plan," "Shares Eligible for Resale," and "Description of Capital Stock" in the Prospectus to the extent that such items constitute matter of law, summaries of legal matters, descriptions of statutes, licenses, rules or regulations, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects;

                           (q) Except as specified in the Prospectus, no authorization, approval, consent or order of any court or governmental authority or agency

                                    (other than under the Acts or the
                                    Rules and Regulations, which have been
                                    obtained, or as may be required under the securities or blue sky laws of the various states) is required in connection with the due authorization, execution and delivery of this Agreement and the Warrant Agreement or for the offering, issuance or sale of the Shares to the Underwriters; the execution, delivery and performance of this Agreement and the Warrant Agreement and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach or violation of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiary pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument listed as an exhibit to the Registration Statement nor will such action result in any violation of the provisions of the charter or bylaws of the Company, or any applicable U.S. federal or state law, administrative regulation or court decree applicable to the Company or its Subsidiary;

                           (r) With the exception of the Warrant Agreement, to our knowledge after due inquiry, no holder of any security of the Company has any right to require registration of any shares of Common Stock or any other security of the Company;

                           (s) The shares of capital stock of the Company outstanding prior to the issuance of the Purchased Shares have been duly authorized, validly issued, fully paid and nonassessable and such shares conform to the description confirmed in the Prospectus under the heading "Description of Capital Stock." The issuance of shares of capital stock pursuant to the Exchange (as defined in Section 7.15 hereof) does not require registration under the Securities Act of 1933, as amended;

                           (t) To their knowledge after due inquiry, except as described in the Prospectus, no person, corporation, trust, partnership, association or other entity has the right to include and/or register any securities of the Company in the Registration Statement, require the Company to file any registration statement or, if filed, to include any security in such registration statement;

                           (u) The Company has elected to be regulated as a business development company under the provisions of the Investment Company Act applicable to business development companies, and the Commission has not ordered that such election be withdrawn nor to such counsel's knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the Commission;

                           (v) Nothing has come to our attention which leads us to believe that the Company is not in compliance in any material respect with the Investment Company Act as a business development company;

                           (w) All actions under the Investment Company Act, the Securities Act and the Exchange Act necessary to execute and consummate this Agreement, the Warrant Agreement, the public offering contemplated by this Agreement and sale of Shares pursuant to this Agreement and the Warrant Agreement have been taken as of the Closing Date; and

                           (x) The provisions of the Certificate of Incorporation and Bylaws of the Company comply as to form in all material respects with the Investment Company Act and the rules and regulations thereunder.

                           In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions.

                           In rendering such opinions, such counsel will be entitled to assume that the consideration paid by Capital West for the Firm Shares, Option Shares and Warrant Shares represent fair market value.

                           In giving its opinion required by this paragraph 7.6.1, Andrews & Kurth L.L.P., shall additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the effective date of the Registration Statement (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus declared effective by the Commission, in which case at the time it is first provided to the Underwriters for such use) or at the Closing Date, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such opinion may state that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus except as otherwise expressly provided in such opinion, and such counsel need express no opinion or belief as to the financial statements, schedules, and other financial or statistical data included in the Registration Statement or Prospectus.

                           The opinion issued by Sutherland, Asbill Brennan, L.L.P. shall provide that such opinion may be relied upon by Conner & Winters, A Professional Corporation.

                  7.6.2 LOCK-UP AGREEMENTS. The Underwriters shall have obtained duly executed and delivered "lock-up" letters from the Company, each of the Company's officers, directors, advisory board members, and the Other Stockholders whereby each such person agrees not to sell, issue, pledge, hypothecate or otherwise transfer, any of such person's shares of Common Stock in the market as described in paragraph 2.27 of this Agreement, which "lock-up" letters are legal, valid and binding obligations of the parties thereto, enforceable against each such party and any subsequent holder of the securities subject thereto in accordance with its terms.

                  7.6.3 OPINION OF UNDERWRITERS' COUNSEL. The opinion, dated as of Closing Date, of Conner & Winters, A Professional Corporation, counsel for the Underwriters, in form and substance satisfactory to Capital West, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as Capital West may reasonably require, and the Company shall have furnished to such counsel such papers, opinions and information as they request to enable them to pass upon such matters.

         7.7 AUDITORS' FIRST LETTER. At the time of the execution of this Agreement, the Underwriters shall have received from Arthur Andersen LLP a letter dated such date, in form and substance satisfactory to the Underwriters, to the following effect.

                  (a) They are independent public accountants with respect to the Company and each of its Subsidiaries within the meaning of the Act and the Rules and Regulations;

                  (b) It is their opinion that the balance sheet of the Company and the financial statements of MGCO included in the Registration Statement and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Acts and the Rules and Regulations;

                  (c) Based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that, at a specified date not more than three days prior to the date of this Agreement, (i) the audited balance sheet of the Company and the audited financial statements of MGCO included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Acts and the Rules and Regulations or is not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the other audited financial statements included in the Registration Statement; or
                           (ii) at a specified date not more than three days prior to the date of this Agreement, there has been any change in the capital stock of the

                           Company and MGCO or any increase in the combined long term debt of the Company and MGCO or any decrease in combined net current assets or net assets as compared with the amounts shown in the audited balance sheet of the Company, dated April 19, 2000, or in the audited Statements of Financial Condition of MGCO, dated January 14, 2000, both of which are included in the Registration Statement, or, during the period from January 1, 2000 to a specified date not more than three days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in combined revenues, net income or net income per share of MGCO except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and

                  (d) In addition to the examination referred to in their opinion and the limited procedures referred to in clause (c) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Underwriters, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and MGCO identified in such letter;

         7.8 AUDITORS' SECOND LETTER. At the Closing Date, the Underwriters shall have received from Arthur Andersen LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph 7.7, except that the specified date referred to shall be a date not more than three days prior to the Closing Date and, if the Company has elected to rely on Rule 430A of the Securities Act Regulations, to the further effect that they have carried out procedures as specified in paragraph 7.7 with respect to certain amounts, percentages and financial information specified by the Underwriters and deemed to be a part of the Registration Statement pursuant to Rule 430(A)(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such paragraph 7.7.

         7.9 AMEX LISTING. At the Closing Date, the Common Stock shall have been approved for listing on the American Stock Exchange, Inc., subject to official notice of issuance.

         7.10 EXERCISE OF OPTION. If the Underwriters exercise their option provided in paragraph 8 hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of the Option Closing Date and, at the Option Closing Date, the Underwriters shall have received:

                  7.10.1 OFFICERS CERTIFICATES. A certificate, dated the Option Closing Date, of the President or a Vice President of the Company and of the Chief Financial or Chief Accounting Officer of the Company confirming that the certificate delivered at the Closing Date pursuant to paragraph 7.5 hereof remains true and correct as of the Option Closing Date (except that all references in such Section to "Closing Date" shall be deemed to refer to the "Option Closing Date").

                  7.10.2 OPINION OF COMPANY COUNSEL. The opinions of Andrews & Kurth L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated the Option Closing Date, relating to the Option Shares and otherwise to the same effect as the opinion required by paragraph 7.6.1 hereof (except that all references in such paragraph to "Closing Date" shall be deemed to refer to the "Option Closing Date").

                  7.10.3 OPINION OF UNDERWRITERS' COUNSEL. The opinion of Conner & Winters, A Professional Corporation, counsel for the Underwriters, dated the Option Closing Date, relating to the Option Shares to be purchased on the Option Closing Date and otherwise to the same effect as the opinion required by paragraph 7.6.3 hereof (except that all references in such paragraph to "Closing Date" shall be deemed to refer to the "Option Closing Date").

                  7.10.4 AUDITORS LETTER. A letter from Arthur Andersen LLP in form and substance satisfactory to the Underwriters and dated the Option Closing Date, substantially the same in form and substance as the letter furnished to the Underwriters pursuant to paragraph 7.7 hereof, except that the "specified date" in the letter furnished pursuant to this paragraph 7.10.4 shall be a date not more than three days prior to the Option Closing Date.

         7.11 WARRANT AGREEMENT. The Company and Capital West shall have entered into the Warrant Agreement, and the Company shall have sold to Capital West the warrants contained in the Warrant Agreement which shall be in the form attached as an exhibit to the Warrant Agreement.

         7.12 462(b) REGISTRATION STATEMENT. If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 4:30 P.M., Houston, Texas time, on the date of this Agreement.

         7.13 NO STOP ORDER. No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

         7.14     NASD. The National Association of Securities Dealers, Inc.,
                  (a) upon review of the of the terms of the public offering of the Shares, shall not have objected to the fairness and reasonableness of the underwriting terms and arrangements as proposed in the Agreement or in any related underwriting agreement, and (b) shall have approved in writing the change of ownership of MGCO resulting in MGCO becoming a wholly owned subsidiary of the Company.

         7.15 SUBSIDIARIES. The Company shall have acquired all of the issued and outstanding capital stock and all rights in, or to acquire, the capital stock of MGCO in a transaction qualifying for non-recognition treatment under Section 351 of the Code and in a manner as described in the Prospectus (the "Exchange").

         If any condition specified in this paragraph 7 is not fulfilled when and as required to be fulfilled, this Agreement may be terminated by Capital West by notice to the Company at any time at or prior to Closing Date, and such termination shall be without liability of any party to any other party except as provided in paragraph 4 and except that paragraphs 4.11 and 9 shall survive any such termination and remain in full force and effect.

8.       OPTION SHARES.

         8.1 GRANT OF OPTION. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters, for the purpose of covering over-allotments in connection with the distribution and sale of the Shares only, a non-transferable option (the "Option") to purchase up to an aggregate 285,000 Option Shares at the purchase price per share for the Firm Shares set forth in paragraph 3 hereof less the expense allowance provided in paragraph 6.2 hereof.

         8.2 EXERCISE OF OPTION. The Option may be exercised by Capital West on behalf of the several Underwriters on one occasion in whole or in part during the period of 45 days from and after the date on which the Shares are initially offered to the public, by giving notice to the Company. At the discretion of Capital West, the number of Option Shares to be purchased by each Underwriter upon the exercise of the Option will be the same proportion of the total number of Option Shares to be purchased by the several Underwriters pursuant to the exercise of the Option as the number of Firm Shares purchased by such Underwriter (set forth in Schedule "1" hereto) bears to the total number of Firm Shares purchased by the several Underwriters (set forth in Schedule "1" hereto), adjusted by the Underwriters in such manner as to avoid fractional shares.

         8.3 CERTIFICATES FOR OPTION SHARES. Delivery of definitive certificates for the Option Shares to be purchased by the Underwriters pursuant to the exercise of the option granted by this paragraph 8 will be made against payment of the purchase price therefor by the Underwriters by certified or official bank check or checks drawn in same day funds, payable to the order of the Company. Such delivery and payment shall take place at the offices of Capital West, 211 N. Robinson, 2nd Floor, Oklahoma City, Oklahoma 73102 or at such other place as may be agreed upon between the Underwriters and the Company on the Closing Date, if written notice of the exercise of such option is received by the Company not later than three full business days prior to the Closing Date. The certificates for the Options Shares so to be delivered will be made available to Capital West at such office or other location including, without limitation, in Oklahoma City, as Capital West may reasonably request for checking at least two full business days prior to the date of payment and delivery and will be in such names and denominations as Capital West may request, such request to be made at least three full days prior to such date of payment and delivery. If Capital West so elects, delivery of the Shares may be made by credit through full fast transfer to the accounts at Depository Trust Company by the Underwriters. It is understood that Capital West, individually, and not as the representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose check or checks shall not have been received by Capital West prior to the date of payment and delivery for the Option Shares to be purchased by such Underwriter or Underwriters. Any such payment by Capital West shall not relieve any Underwriters of any of its or their obligations hereunder.

         8.4 CONDITIONS PRECEDENT. Upon exercise of any option provided for in paragraph 8.1 hereof, the obligations of the Underwriters to purchase such Option Shares will be subject (as of the date hereof and as of the date of payment for such Option Shares) to the accuracy of and compliance with the representations and warranties of the Company herein, to the accuracy of the statements of the Company and officers of the Company made pursuant to the provisions hereof, to the performance by the Company of their respective obligations hereunder, and to the condition that all proceedings taken at or prior to the payment date in connection with the sale and transfer of such Option Shares must be satisfactory in form and substance to Capital West and to Underwriters' counsel, and Capital West shall have been furnished with all such documents, certificates and opinions as Capital West may reasonably request in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any of the covenants of the Company or the compliance with any of the conditions herein contained.

9.       INDEMNIFICATION AND CONTRIBUTION.

         9.1 INDEMNIFICATION OF UNDERWRITERS. The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, as incurred, to which such Underwriter may become subject under the Acts or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any breach of any representation, warranty, agreement or covenant of the Company herein contained, or (b) any untrue statement or alleged untrue statement made by the Company in paragraph 2 hereof, or (c) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto, or in any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (any such application, documents or information being hereinafter called a "Blue Sky Application"), or (d) the omission or alleged omission to state in the Registration Statement or any amendment thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, or the omission or alleged omission to state in any preliminary prospectus, the Prospectus or any supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company will reimburse each Underwriter on a monthly basis for any legal or other reasonable expenses as incurred by such Underwriter in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case the person receiving them shall promptly refund them. Notwithstanding the foregoing, the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such preliminary prospectus or the Prospectus, or any amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use in the preparation thereof and, provided further, that the indemnity agreement provided in this paragraph 9.1 with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, charges, liabilities or litigation based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact purchased Shares, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected has not been sent or given to such person within the time required by the Act and the Rules and Regulations thereunder, unless such failure is the result of noncompliance by the Company with paragraph 4.5 hereof.

         9.2 INDEMNIFICATION OF COMPANY. Subject to the limitations contained in this paragraph 9.2, each Underwriter severally, but not jointly, shall indemnify and hold harmless the Company against any losses, claims, damages or liabilities, as incurred, to which the Company may become subject, under the Acts or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, preliminary prospectus, the Prospectus or any amendment or supplement thereto, or (ii) in any Blue Sky Application, or (c) the omission or alleged omission to state in the Registration Statement or any amendment thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, or the omission or alleged omission to state in any preliminary prospectus, the Prospectus or any supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Underwriters, severally, but not jointly, will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigation or defending against any such loss, claim, damage, liability or action. Notwithstanding the foregoing, such indemnification by each Underwriter shall be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement, preliminary prospectus, the Prospectus or any amendment or supplement thereto, or in any Blue Sky Application was made in reliance upon and in conformity with written information furnished to the Company through the

                  Underwriters by or on behalf of such Underwriter specifically for use in the preparation thereof.

         9.3 INDEMNIFICATION PROCEDURE. Promptly after receipt by an indemnified party under paragraph 9.1 or 9.2 above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under such subsection. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, if the defendants in any such action include both the indemnified parties and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under such subsection for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless (a) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) approved by the indemnifying party, representing all the indemnified parties under paragraph 9.1 and 9.2 hereof who are parties to such action), (b) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (c) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

         9.4 CONTRIBUTION. In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this paragraph 9 for which it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this paragraph 9 provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Underwriters are responsible pro rata for the portion represented by the percentage that the underwriting discount bears to the initial public offering price, and the Company is responsible for the remaining portion; provided, however, that (a) no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter, and
                  (b) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to a contribution from any person who is not guilty of such fraudulent misrepresentation. This subparagraph 9.4 shall not be operative as to any Underwriter to the extent that the Company has received indemnity under this paragraph 9.

         9.5 AFFILIATES. The obligations of the Company under this paragraph 9 shall be in addition to any liability which the Company may otherwise have, and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this paragraph 9 shall be in addition to any liability that the respective Underwriters may otherwise have, and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act, in either case, whether or not such person is a party to any action or proceeding.

         9.6 ACKNOWLEDGMENT. The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including without limitation the provisions of this paragraph 9, and are fully informed regarding said provisions. They further acknowledge that the provisions of this paragraph 9 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and the Exchange Act. The parties are advised that federal or state public policy, as interpreted by the courts in certain jurisdictions, may be contrary to certain of the provisions of this paragraph 9, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this paragraph 9 and further agree not to attempt to assert any such defense.

10. REPRESENTATIONS, WARRANTIES, AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, covenants and agreements of the Company contained in this Agreement (including, without limitation, the agreements of the Company set forth in paragraphs 4 and 5 hereof, or contained in certificates of officers of the Company submitted pursuant hereto, and the indemnity and contribution agreements contained in paragraph 9 hereof, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, or any of its officers, controlling persons or directors and shall survive delivery of the Shares to the several Underwriters hereunder or termination of this Agreement.

11. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall fail to take up and pay for the number of Shares agreed by such Underwriter or Underwriters to be purchased hereunder upon tender of such Shares in accordance with the terms hereof, and if the aggregate number of Shares which such defaulting Underwriter or Underwriters so agreed but failed to purchase does not exceed 10% of the Shares, the remaining Underwriters shall be obligated, severally in proportion to their respective commitments hereunder, to take up and pay for the Shares of such defaulting Underwriter or Underwriters. If any Underwriter or Underwriters so defaults and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to take up and pay for exceeds 10% of the Shares, the remaining Underwriters shall have the right, but shall not be obligated, to take up and pay for (in such proportions as may be agreed upon among them) the Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase. If such remaining Underwriters do not, at the Closing Date, take up and pay for the Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase, the Closing Date shall be postponed for twenty-four hours to allow the several Underwriters the privilege of substituting within twenty-four hours (including non-business hours) another underwriter or underwriters (which may include any nondefaulting Underwriter) satisfactory to the Company. If no such underwriter or underwriters shall have been substituted as aforesaid by such postponed Closing Date, the Closing Date may, at the option of the Company, be postponed for a further twenty-four hours, if necessary to allow the Company the privilege of finding another underwriter or underwriters, satisfactory to Capital West, to purchase the Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase. If it shall be arranged for the remaining Underwriters or substituted underwriters to take up the Shares of the defaulting Underwriter or Underwriters as provided in this paragraph, (a) the Company shall have the right to postpone the time of delivery for a period of not more than seven full business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (b) the respective number of Shares to be purchased by the remaining Underwriters and substitute underwriters shall be taken as the basis of their underwriting obligation. If the remaining Underwriters shall not take up and pay for all such Shares so agreed to be purchased by the defaulting Underwriter or Underwriters or substitute another underwriter or underwriters as aforesaid and the Company shall not find or shall not elect to seek another underwriter or underwriters for such Shares as aforesaid, then this Agreement shall terminate.

         11.1 EFFECT OF TERMINATION. In the event of any termination of this Agreement pursuant to the preceding paragraph of this paragraph 11, neither the Company shall be liable to any Underwriter (except as provided in paragraphs 6 and 9 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the number of Shares agreed by such Underwriter to be purchased hereunder, which Underwriter shall remain liable to the Company and the other Underwriters for damages, if any, resulting from such default) be liable to the Company (except to the extent provided in paragraphs 6 and 9 hereof).

         11.2 UNDERWRITER DEFINED. The term "Underwriter" in this Agreement shall include any person substituted for an Underwriter under this paragraph.

12.      EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION.

         12.1 EFFECTIVE DATE. This Agreement shall become effective at the later of (a) execution of this Agreement, or (b) when notification of the effectiveness of the Registration Statement has been released by the Commission.

         12.2 TERMINATION. Capital West shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date (a) if the Company shall have failed, refused or been unable, to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled including, without limitation, any change in the financial condition, earnings, operations, business, management, technical staff, or business prospects of the Company from that set forth in the Registration Statement or Prospectus which, in Capital West's sole judgment, is material and adverse, or (b) if trading on the American Stock Exchange or the Nasdaq Stock Market or the Nasdaq Stock Market SmallCap shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the American Stock Exchange or the Nasdaq Stock Market or the Nasdaq Stock Market SmallCap, by the American Stock Exchange, the Nasdaq Stock Market, or the Nasdaq Stock Market SmallCap or by order of the Commission or any other governmental authority having jurisdiction, or if a banking moratorium shall have been declared by federal, Delaware, or Oklahoma authorities, or (c) if on or prior to the Closing Date, or on or prior to any later date on which Option Shares are to be purchased, as the case may be, the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as to interfere materially and adversely with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or (d) if there shall have been a material adverse change in the general political or economic conditions or financial markets in the United States as in Capital West's reasonable judgment makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Shares, or (e) if on or prior to the Closing Date, or on or prior to any later date on which Option Shares are to be purchased, as the case may be, there shall have been an outbreak or escalation of hostilities or other international or domestic calamity, crises or material adverse change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it in Capital West's reasonable judgment, inadvisable to proceed with the marketing of the Shares. In the event of termination pursuant to this paragraph 12.2, the Company shall remain obligated to pay costs and expenses pursuant to paragraphs 4.11, 6 and 9 hereof.

         12.3 NOTIFICATION. If Capital West elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this paragraph 12, Capital West shall promptly notify the Company by telephone or telecopy, in each case confirmed by letter. If the Company shall elect to prevent this Agreement from becoming effective, the Company shall promptly notify Capital West by telephone or telecopy, in each case, confirmed by letter.

13. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if mailed or transmitted by any standard form of telecommunication.

Notices to the Underwriters shall be directed to the Underwriters in care of Capital West Securities, Inc., 211 N. Robinson, 2nd Floor, One Leadership Square, Oklahoma City, Oklahoma 73102, attention of Robert O. McDonald, Robert G. Rader, or Gregory M. Jones; notices to the Company shall be directed to it at 9821 Katy Freeway, Suite 500, Houston, Texas, attention of Cary M. Grossman, Chief Executive Officer.

14. PARTIES. This Agreement shall inure to the benefit of and be binding upon the several Underwriters and the Company and their respective executors, administrators, successors, and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective executors, administrators, successors, and assigns and the controlling persons and officers and directors referred to in paragraph 9 hereof any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors, and assigns and said controlling persons and said officers and directors, and for the benefit of no other person or corporation. No purchaser of the Shares from any Underwriter shall be construed to be a successor by reason merely of such purchase.

15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma applicable to agreements made and to be performed in said State, without regard to conflict of laws principles. Specified times of day refer to Central Standard Time.

16. COUNTERPARTS. This Agreement may be signed in several counterparts, each of which will constitute an original.

17. BINDING ARBITRATION. Each party to this Agreement agrees that any dispute or controversy arising between any of the parties to this agreement, or any person or entity in privity therewith, out of the transactions effected and relationships created pursuant to this Agreement and each other agreement created in connection herewith, including any dispute or controversy regarding the formation, terms, or construction of this Agreement, regardless of kind or character, must be resolved through binding arbitration. Each party to this Agreement agrees to submit such dispute or controversy to arbitration before the American Arbitration Association (the "Association") in Oklahoma City, Oklahoma, and further agrees to be bound by the determination of an arbitration panel consisting of three persons. If demand for arbitration is made, each party will have the right to select one independent arbitrator. If the party upon whom the demand for arbitration is served fails to select an arbitrator within 20 days, then the Association may select a second arbitrator upon application by either party. The two arbitrators shall select a third arbitrator. If the two arbitrators fail to select a third arbitrator within 20 days, the third arbitrator may be selected and appointed by the Association upon application by either party. The arbitrators' decision concerning the claim, controversy or dispute, including allocation among the parties of costs and expenses associated with the arbitration, shall be final and binding on the parties and judgment on the award may be entered in any court of competent jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any such dispute or controversy in a court of competent jurisdiction and, further, may seek provisional or ancillary remedies including temporary or injunctive relief in connection with such dispute or controversy in a court of competent jurisdiction, provided that the dispute or controversy is ultimately resolved through binding arbitration conducted in accordance with the terms and conditions of this section.

18. HEADINGS. The headings herein are for purposes of reference only and shall not limit or otherwise affect the meaning of any of the provisions hereof.

         If the foregoing correctly sets forth your understanding of our agreement, please sign in the space provided below for that purpose, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Underwriters and the Company in accordance with its terms.

                                  Very truly yours,

                                  MGi2, INC.



                                  By:
                                     --------------------------------------
                                         Name
                                             ------------------------------
                                         Title
                                              -----------------------------

         CONFIRMED AND ACCEPTED, as of the date first above written:

                                  CAPITAL WEST SECURITIES, INC.,as
                                  Representative of the Underwriters



                                  By:
                                     --------------------------------------
                                          Robert O. McDonald, Chairman

                                   SCHEDULE 1

                      ALLOCATION OF SHARES TO BE PURCHASED


UNDERWRITER                                     NUMBER OF SHARES TO BE PURCHASED

Capital West Securities, Inc.                        [________________]
211 North Robinson, Suite 200
One Leadership Square
Oklahoma City, Oklahoma 73102

I-Bankers Securities, Inc.                           [________________]
122 W. Carpenter Freeway
Suite 645
Irving, Texas 75039

Westport Resources Investment Services, Inc.         [________________]
315 Post Road West
Westport, CT 06880

APS Financial Corporation                            [________________]
1301 Capital at Texas
Suite B-220
Austin, Texas 78746